Exhibit 3.1

COMPANIES ACT 2014

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

Of

DAVION HEALTHCARE PUBLIC LIMITED COMPANY

1.	The name of the Company is "Davion Healthcare Public Limited Company"

2.	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3.	The Registered Office of the Company will be situated in Ireland.

4.	The objects for which the Company is established are:

(1)	To design, develop, manufacture, and market medical devices: To engage in the research, development, production, distribution, marketing, and sale of medical devices, equipment, and instruments, including but not limited to diagnostic tools, therapeutic devices, surgical instruments, and any other healthcare-related technologies.

(2)	To conduct medical research: To undertake, support, and promote research and development in the field of medicine, medical devices, pharmaceuticals, biotechnology, and related areas, with the aim of discovering, improving, or creating products or procedures that enhance healthcare outcomes.

(3)	To provide healthcare-related services: To offer services related to the healthcare industry, including consultancy, training, support, and maintenance for medical devices and other healthcare-related products.

(4)	To collaborate with educational and research institutions: To collaborate with universities, hospitals, research institutions, and other entities in conducting clinical trials, studies, and other research activities that contribute to the advancement of medical science.

(5)	To acquire intellectual property: To apply for, register, purchase, lease, or otherwise acquire any patents, trademarks, copyrights, licenses, concessions, or other intellectual property rights, and to develop, license, or otherwise utilize such rights.

(6)	To enter into joint ventures and partnerships: To form partnerships, alliances, or joint ventures with other companies, organizations, or individuals for the purpose of advancing the Company's objectives.

(7)	To raise funds: To raise capital through the issuance of shares, debentures, bonds, or other securities of the Company, and to borrow or secure the payment of money for the purpose of the Company.

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(8)	To raise capital through the issuance of shares, debentures, bonds, or other securities of the Company, and to borrow or secure the payment of money for the purpose of the Company.

(9)	To invest: To invest the funds of the Company in any manner that is consistent with the Company’s objects and in the best interests of the Company.

(10)	To acquire property: To purchase, lease, or otherwise acquire real or personal property, and to manage, develop, or dispose of such property as necessary for the pursuit of the Company’s objects.

(11)	To establish SUBSIDIARY and branches: To establish, manage, and operate SUBSIDIARY, branches, or other offices in Ireland or abroad that are necessary or beneficial for the Company’s operations.

(12)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of this Company.

(13)	To amalgamate with any other company having objects similar to the objects of this Company.

(14)	To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, or grant licences in respect of, or otherwise tum to account the property, rights or information so acquired.

(15)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, mutual assistance, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and to lend money to guarantee the contracts of or otherwise assist any such person or company.

(16)	To enter into any arrangements with any Governments or authorities supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them and to obtain from any such government or authority any rights, privileges and concessions, and any authorities, permits, licences and registrations required by law, or which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges, concessions, permits and licences.

(17)	To establish and support, or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees, or ex- employees of the Company, or the dependants or connections of such persons, and to grant pensions and allowances, and to do any acts or things or make any arrangements or provisions enabling employees of the Company or other persons aforesaid to become shareholders or depositors in the Company, or otherwise to participate in the profits of the Company, upon such terms and in such manner as the Company may think fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful objects, or any other object whatsoever which the Company may think advisable.

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(18)	To promote any company or companies for the purpose of acquiring or undertaking all or any of the property and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(19)	To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(20)	To undertake and execute any trusts, the undertaking whereof may seem desirable and either gratuitously or otherwise.

(21)	To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of this Company.

(22)	To adopt such means of making known the products and investments of the Company as may seem expedient and in particular by advertising through all media, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards, scholarships and donations and by sponsoring (whether by guarantee or otherwise) sports events, theatrical and cinematic performances and exhibitions of all descriptions.

(23)	To procure the Company to be registered or recognised in any country or place.

(24)	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, account for or otherwise deal with all or any part of the property and rights and investments of the Company.

(25)	To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees, or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(26)	To distribute any of the property of the Company in specie among the members.

(27)	To carry on any other business (whether manufacturing or otherwise), which may seem to the Company capable of being conveniently carried on in connection with the above,or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

(28)	To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

Note: It is hereby declared that the word "company" in this Clause, except where used in connection with this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in Ireland, Northern Ireland, Great Britain, or elsewhere, and the intention is that the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be independent main objects and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph or the name of the Company.

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Provided always that the provisions of this Clause shall be subject to the Company obtaining where necessary for the purpose of carrying any of its objects into effect such licence, permit or authority as may be required by law.

5.	The liability of the members is limited.

6.	The capital of the Company is €1,000,000 divided into 100,000,000 Ordinary Shares of €0.01 each.

The rights and privileges attached to any class of shares in the Company's Share Capital shall not be modified, commuted, affected, abrogated, or dealt with except by an Agreement between the Company and any person or persons purporting to contract on behalf of such class, provided that such agreement is ratified in writing by the holders of three-fourths in nominal value of the issued shares of such class, or is confirmed by an Extraordinary Resolution passed at separate General Meetings of the holders of the shares of such class, such meetings to be summoned and held pursuant to the provisions contained in the Company's Articles in force for the time being.

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COMPANIES ACT 2014

PUBLIC COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION

OF

DAVION HEALTHCARE PUBLIC LIMITED COMPANY

CONTENTS

PART I -	PRELIMINARY	9
1.	INTERPRETATION	9
PART II –	REGISTERED OFFICE	11
2.	REGISTERED OFFICE	11
PART III -	SHARE CAPITAL AND RIGHTS	11
3.	SHARE CAPITAL	11
4.	RIGHTS OF SHARES ON ISSUE	12
5.	REDEEMABLE SHARES	12
6.	ALLOTMENT OF SHARES	12
7.	SECTION 1023 AUTHORITY	13
8.	VARIATION OF RIGHTS	13
9.	PURCHASE OF OWN SHARES	14
10.	REISSUE OF TREASURY SHARES	15
11.	TRUSTS NOT RECOGNISED	16
12.	DISCLOSURE OF INTERESTS	16
13.	RESTRICTION OF RIGHTS	17
14.	PAYMENT OF COMMISSION	18
PART IV -	SHARE CERTIFICATES	18
15.	ISSUE OF CERTIFICATES	15
16.	BALANCE AND EXCHANGE CERTIFICATES	19
17.	REPLACEMENT OF CERTIFICATES	19
PART V -	LIEN ON SHARES	19
18.	EXTENT OF LIEN	19
19.	POWER OF SALE	19
20.	POWER TO EFFECT TRANSFER	19
21.	PROCEEDS OF SALE	20
PART VI -	CALLS ON SHARES AND FORFEITURE	20
22.	MAKING OF CALLS	20
23.	TIME OF CALL	20
24.	LIABILITY OF JOINT HOLDERS	20
25.	INTEREST ON CALLS	20

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26.	INSTALMENTS TREATED AS CALLS	20
27.	POWER TO DIFFERENTIATE	20
28.	NOTICE REQUIRING PAYMENT	21
29.	FORFEITURE	21
30.	POWER OF DISPOSAL	21
31.	EFFECT OF FORFEITURE OR SURRENDER	21
32.	PAYMENT OF SUMS DUE ON SHARE ISSUES	21
33.	STATUTORY DECLARATION	21
PART VII -	TRANSFER OF SHARES	22
34.	TRANSFER AND EVIDENCE OF TITLE	22
35.	STATUS OF HOLDER	22
36.	REFUSAL TO REGISTER TRANSFERS	22
37.	CLOSING OF TRANSFER BOOKS	23
38.	ABSENCE OF REGISTRATION FEES	23
39.	RETENTION OF TRANSFER INSTRUMENTS	23
40.	RENUNCIATION OF ALLOTMENT	23
41.	CONVERSION OF AMERICAN DEPOSITORY RECEIPTS	23
42.	DRAG-ALONG RIGHTS	24
PART VIII -	TRANSMISSION OF SHARES	24
43.	DEATH OF MEMBER	24
44.	TRANSMISSION ON DEATH OR BANKRUPTCY	24
45.	RIGHTS BEFORE REGISTRATION	24
PART IX -	ALTERATION OF SHARE CAPITAL	25
46.	INCREASE OF CAPITAL	25
47.	CONSOLIDATION, SUB-DIVISION AND CANCELLATION OF CAPITAL	25
48.	FRACTIONS ON CONSOLIDATION	25
49.	REDUCTION OF CAPITAL	25
PART X -	GENERAL MEETINGS	26
50.	ANNUAL GENERAL MEETINGS	26
51.	EXTRAORDINARY GENERAL MEETINGS	26
52.	CONVENING GENERAL MEETINGS	26
53.	NOTICE OF GENERAL MEETINGS	26
54.	CHANGE IN VENUE OR TIME OF MEETING	27
PART XI -	PROCEEDINGS AT GENERAL MEETINGS	27
55.	QUORUM FOR GENERAL MEETINGS	27
56.	CHAIRMAN OF GENERAL MEETINGS	28
57.	DIRECTOR'S AND AUDITORS' RIGHT TO ATTEND GENERAL MEETINGS	28
58.	ADJOURNMENT OF GENERAL MEETINGS	28
59.	AMENDMENTS TO RESOLUTIONS	28
60.	DETERMINATION OF RESOLUTIONS	29
61.	ENTITLEMENT TO DEMAND POLL	29
62.	TAKING OF A POLL	29
63.	VOTES OF MEMBERS	29

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64.	VOTING BY JOINT HOLDERS	30
65.	VOTING BY INCAPACITATED HOLDERS	30
66.	WRITTEN RESOLUTION OF THE MEMBERS	30
67.	DEFAULT IN PAYMENT OF CALLS	30
68.	TIME FOR OBJECTION TO VOTING	30
69.	APPOINTMENT OF PROXIES	30
70.	DEPOSIT OF PROXY	31
71.	RIGHTS OF PROXY	32
72.	EFFECT OF PROXY INSTRUMENTS	32
73.	EFFECT OF REVOCATION OF PROXY OR AUTHORISATION	32
74.	CLASS MEETINGS	33
75.	ELECTRONIC VOTING AT EMERGENCY GENERAL MEETINGS	33
PART XII -	DIRECTORS	34
76.	NUMBERS OF DIRECTORS	34
77.	SHAREHOLDING QUALIFICATION FOR DIRECTORS	34
78.	REMUNERATION OF DIRECTORS	34
79.	EXPENSES OF DIRECTORS AND USE OF COMPANY PROPERTY	34
80.	ALTERNATE DIRECTORS	34
PART XIII -	POWERS OF DIRECTORS	35
81.	DIRECTORS POWERS	35
82.	POWER TO DELEGATE	35
83.	LOCAL MANAGEMENT	35
84.	APPOINTMENT OF ATTORNEYS	36
85.	BORROWING POWERS	36
PART XIV -	APPOINTMENT, NOMINATION, RETIREMENT AND DISQUALIFICATION OF DIRECTORS	36
86.	RETIREMENT BY ROTATION	36
87.	DEEMED RE-APPOINTMENT	36
88.	ELIGIBILITY FOR APPOINTMENT	37
89.	APPOINTMENT & NOMINATION OF DIRECTORS	37
90.	DISQUALIFICATION & REMOVAL OF DIRECTORS	38
PART XV -	DIRECTORS’ OFFICES AND INTERESTS	39
91.	EXECUTIVE OFFICES	39
92.	DIRECTORS’ INTERESTS	39
93.	RESTRICTION ON DIRECTOR’S VOTING	40
94.	ENTITLEMENT TO GRANT PENSIONS AND PURCHASE INSURANCE	41
PART XVI -	PROCEEDINGS OF DIRECTORS	42
95.	REGULATION AND CONVENING OF DIRECTORS’ MEETINGS	42
96.	QUORUM FOR DIRECTORS’ MEETINGS	42
97.	VOTING AT DIRECTORS’ MEETINGS	42
98.	TELECOMMUNICATION MEETINGS	43
99.	CHAIRMAN OF MEETINGS OF DIRECTORS	43
100.	VALIDITY OF ACTS OF DIRECTORS	43
101.	DIRECTORS’ RESOLUTIONS OR OTHER DOCUMENTS IN WRITING	43

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PART XVII -	THE SECRETARY	44
102.	APPOINTMENT OF SECRETARY	44
103.	ASSISTANT SECRETARY	44
PART XVIII -	SEALS OF THE COMPANY	44
104.	USE OF SEALS	44
105.	SIGNATURE OF SEALED INSTRUMENTS	44
106.	SEAL FOR USE ABROAD	44
PART XIX -	DIVIDENDS AND RESERVES	45
107.	DECLARATION OF DIVIDENDS	45
108.	INTERIM AND FIXED DIVIDENDS	45
109.	RESERVES	45
110.	SCRIP DIVIDENDS	45
111.	APPORTIONMENT OF DIVIDENDS	47
112.	DEDUCTIONS FROM DIVIDENDS	47
113.	DIVIDENDS IN SPECIE	47
114.	PAYMENT OF DIVIDENDS AND OTHER MONIES	47
115.	DIVIDENDS NOT TO BEAR INTEREST	48
116.	PAYMENT TO HOLDERS ON A PARTICULAR DATE	48
117.	UNCLAIMED DIVIDENDS	49
PART XX -	CAPITALISATION OF PROFITS OR RESERVES	49
118.	CAPITALISATION OF DISTRIBUTABLE PROFITS AND RESERVES	49
119.	CAPITALISATION OF NON-DISTRIBUTABLE PROFITS AND RESERVES	49
120.	IMPLEMENTATION OF CAPITALISATION ISSUES	49
PART XXI -	NOTICES	50
121.	NOTICES IN WRITING	50
122.	SERVICE OF NOTICES	50
123.	USE OF ELECTRONIC COMMUNICATION	51
124.	SERVICE ON JOINT HOLDERS	52
125.	SERVICE ON TRANSFER OR TRANSMISSION OF SHARES	52
126.	SIGNATURE TO NOTICES	52
127.	DEEMED RECEIPT OF NOTICES	52
PART XXII -	WINDING UP	52
128.	DISTRIBUTION ON WINDING UP	52
129.	DISTRIBUTION IN SPECIE	52
PART XXIII -	MISCELLANEOUS	53
130.	INSPECTION AND CONFIDENTIALITY	53
131.	DESTRUCTION OF RECORDS	53
132.	UNTRACED SHAREHOLDERS	53
133.	INDEMNITY	54

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COMPANIES ACTS 2014

PUBLIC COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION

OF

DAVION HEALTHCARE PUBLIC LIMITED COMPANY

PART I - PRELIMINARY

1.	Interpretation

1.1.	The following regulations shall apply to the Company and shall constitute the Articles of the Company for the purposes of the Act. Without prejudice to Section 1007(4) of the Act and save as expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provision of the Act, any such optional provision of the Act shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions of the Act (and the expression “optional provision” shall take its meaning from Section 1007(2) of the Act).

1.2.	In these Articles the following expressions shall have the following meanings:

“Act”, the Companies Act 2014 and all acts of the Oireachtas and statutory instruments which are to be read as one with, or construed or read together as one with the Companies Act 2014 and every statutory modification, amendment, extension or re-enactment thereof for the time being in force (or, where the context so admits or requires, any one or more of such acts;

“Admission”, admission of the Ordinary Shares to trading on the Enterprise Securities Market operated by the Irish Stock Exchange Limited and on the Alternative Investment Market operated by the London Stock Exchange Public Limited Company becoming effective in accordance with the listing rules of each such exchange;

“Advanced electronic signature”, the meaning given to that expression in the Electronic Commerce Act 2000;

“Articles”, these Articles of Association as from time to time altered by resolution of the Company;

“Auditors”, the statutory auditors for the time being of the Company;

“Business Day”, any day (other than a Saturday or Sunday) on which banks are generally open for normal business in Dublin, London and New York.

“Clear Days”, in relation to the period of a notice, that period excluding the day on which the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company”, DAVION HEALTHCARE PUBLIC LIMITED COMPANY;

“Directors”, or “Board”, the Directors for the time being of the Company or any of them acting as the board of Directors of the Company;

“Electronic communication”, the meaning given to that expression in the Electronic Commerce Act 2000;

“Electronic signature”, the meaning given to that expression in the Electronic Commerce Act 2000;

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“NASDAQ”, the New York based International Stock Exchange.

“Euro” and “€”, a euro, being the lawful currency of the State;

“Holder”, in relation to any share in the capital of the Company, the member whose name is entered in the Register as the holder of the share;

“Irish Stock Exchange”, The Irish Stock Exchange Public Limited Company (or any body that may succeed to its functions);

“London Stock Exchange”, London Stock Exchange Public Limited Company (or any body that may succeed to its functions);

“NASDAQ Stock Exchange”, The New York based Stock Exchange (or any body that may succeed to its functions);

“Memorandum”, the Memorandum of Association of the Company for the time being in force;

“Office”, the registered office for the time being of the Company;

“Ordinary Shares”, Ordinary Shares of €0.01 each in the capital of the Company;

“qualified certificate”, the meaning given to that expression in the Electronic Commerce Act 2000;

“Record Date”, a date and time specified by the Company for eligibility for voting at a general meeting which may not be more than forty-eight hours before the general meeting to which it relates (provided that a day that is a Saturday, a Sunday or a public holiday shall not be reckoned in the calculation of such 48 hour period);

“Register”, the register of members to be kept as required by the Act;

“RIS”, means the electronic information dissemination service used by the Irish Stock Exchange and/or the company news service from the London Stock Exchange;

“Seals”, the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Act;

“Secretary”, any person appointed to perform the duties of the Secretary of the Company, including an assistant or deputy secretary;

“shares”, any Ordinary Shares and/or any other shares that may hereinafter be created in the capital of the Company, except where the provisions of these Articles preclude such an interpretation;

“State”, Ireland;

“Stock Exchange”, the Irish Stock Exchange and/or the London Stock Exchange and/or the NASDAQ Stock Exchange, or such body or bodies as may succeed to their respective functions in either or both the State and/ or in the United Kingdom or the United States of America;

“Treasury Share”, the meaning given to such expression by Section 106 of the Act;

“United Kingdom”, the United Kingdom of Great Britain and Northern Ireland;

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“1996 Regulations”, the Companies Act 1990 (Uncertificated Securities) Regulations 1996, (S.I. No 68 of 1996) including any modification thereof or any regulations in substitution therefor or in addition thereto made under Section 1086 of the Act or otherwise and for the time being in force or other legislative provisions dealing with the transfer of shares in dematerialised or electronic form and title to shares transferred in such manner.

1.3.	Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography, electronic mail and any other modes or representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company, the Company has agreed to its receipt in such form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these Articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

1.4.	Unless the contrary intention appears, the use of the word “address” in these Articles in relation to electronic communications includes any number or address used for the purpose of such communications.

1.5.	Unless specifically defined herein or the context otherwise requires, words and expressions contained in these Articles shall bear the same meanings as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

1.6.	References to any Article are references to an Article contained in these Articles and any reference in an Article to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the Article in which the references is contained unless it appears from the context that a reference to some other provisions is intended.

1.7.	The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

1.8.	References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

1.9.	In these Articles, the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms and companies.

1.10.	Subject to the Act, where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

1.11.	Reference herein to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security.

PART II – REGISTERED OFFICE

2.	Registered Office

The Registered Office shall be at such place in Ireland as the Board from time to time shall decide.

PART III - SHARE CAPITAL AND RIGHTS

3.	Share Capital

3.1.	Without prejudice to the power of the Board to issue and allot shares pursuant to the following articles, the share capital of the Company is €1,000,000 divided into 100,000,000 Ordinary Shares of €0.01 each.

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3.1.1.	Repayment of Capital: The holders of Ordinary Shares shall not have any rights to participate in a return of capital of the Company.

3.1.2.	Redemption of Ordinary Shares: There shall be no redemption rights for Ordinary. Shares.

3.1.3.	No Pre-Emption Rights: For the avoidance of doubt the Ordinary Shares shall not confer on the holders thereof any pre-emption rights and shall not confer on the holders thereof any rights to subscribe pursuant to the provisions of these Articles for any new shares of whatever kind in the capital of the Company.

4.	Rights of Shares on Issue

Each Ordinary Share carries with it one vote at Annual General Meetings, Emergency General Meetings, and at any other instance whereby a Shareholder vote is required.

Each Ordinary Share also carries with it full Dividend Rights as determined by the Directors of the Company from time to time.

Without prejudice to any special rights conferred on the Holders of any existing shares or class(es) of shares, and subject to the provisions of the Act any share may be issued with such rights or restrictions (except in the case of shares admitted to trading on an International Stock Exchange restrictions on transferability) as the Company may by ordinary resolution determine.

5.	Redeemable Shares

Subject to the provisions of the Act any shares may be issued on the terms that they are, or, at the option of the Company or the Holder are, liable to be redeemed on such terms and in such manner as the Company may determine. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold same as Treasury Shares with liberty to re- issue the same.

6.	Allotment of Shares

6.1.	Subject to the provisions of the Act relating to authority, pre-emption or otherwise in regard to the issue of new shares and to any resolution of the Company in general meeting passed pursuant thereto, all unissued shares (including, without limitation, Treasury Shares) shall be at the disposal of the Directors, and (subject to the provisions of the Act) they may allot, grant options over, or rights to acquire, or otherwise dispose of them to such persons on such terms and conditions and at such times as they may consider to be in the best interests of the Company, and may be issued where appropriate by the Directors for non-cash considerations.

6.2.	Without prejudice to the generality of the powers conferred on the Directors by other provisions of this Article 6 and Article 7, the Directors may from time to time grant options to subscribe or rights to acquire, for the unallotted shares in the capital of the Company to persons in the service or employment of the Company or any subsidiary or associated company of the Company (including Directors holding executive offices) on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval.

6.3.	The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme for employees) certifying the right of the registered holder thereof to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.

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7.	Section 1023 Authority

7.1.	Subject to the Directors being generally authorised pursuant to Section 1021 of the Act and to the passing of a special resolution of the Company empowering the Directors so to do, the Directors may, pursuant to and on and subject to the provisions of Section 1023 of the Act, for the duration of each Allotment Period, allot equity securities (as defined by Section 1023 of the Act) for cash pursuant to the authority conferred by the said Section 1021, and the Directors may allot and issue Treasury Shares for cash, in each case as if the said Section 1022 did not apply to any such allotment, provided that such power shall be limited to:

7.1.1.	the allotment of equity securities (including, without limitation, Treasury Shares) in connection with a Pre-emptive Issue;

7.1.2.	the allotment (otherwise than pursuant to Article 7.1.1) of equity securities up to an aggregate nominal amount equal to the Section 1023 Amount for the time being in force; and

7.1.3.	the allotment of Ordinary Shares under any of the Company’s equity incentive plans.

7.2.	Before the expiry of any Allotment Period the Company may make an offer or agreement which would or might require equity securities (as defined by Section 1023 of the Act) or other relevant securities (as defined by the Section 1021 of the Act) to be allotted after such expiry. The Board may allot equity securities and/or other relevant securities in pursuance of that offer or agreement as if the Allotment Period during which that offer or agreement was made had not expired.

7.3.	In this Article 7:

“Allotment Period”, means any period for which the authority provided for in Section 1023 is renewed or otherwise granted by special resolution of the Company in general meeting;

“Pre-emptive Issue”, means an offer of equity securities to the Holders of Ordinary Shares or an invitation to the Holders of Ordinary Shares (other than those holders with registered addresses outside the State to whom an offer would, in the opinion of the Directors, be impractical or unlawful in any jurisdiction) to apply to subscribe for equity securities (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of the Holders of Ordinary Shares are proportionate (as nearly as practicable) to the respective numbers of Ordinary Shares held by them, but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange; and

“Section 1023 Amount”, shall, for any Allotment Period, be the amount so stated in the relevant special resolution granting or renewing the power pursuant to Section 1023.

8.	Variation of Rights

8.1.	Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three- fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the Holders of the shares of that class and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a windingup. The quorum at any such meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class and the quorum at an adjourned meeting shall be one person holding shares of the class or his proxy.

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8.2.	Unless otherwise provided by the rights attached to any shares and without prejudice to any such provisions, the rights attaching to any shares (the “Existing Shares”) shall be deemed to be varied by:

8.2.1.	the reduction of the capital paid up on the Existing Shares; or

8.2.2.	the allotment of any shares, created after the date of first creation of the class of the Existing Shares, which (a) rank in priority to the Existing Shares for payment of a dividend or in respect of capital, or (b) confer on the Holders thereof voting rights more favourable than those conferred by the Existing Shares;

but shall not otherwise be deemed to be varied by the creation or issue of further shares or by any purchase or redemption by the Company of any of its own shares.

9.	Purchase of Own Shares

9.1.	Subject to the provisions of, and to the extent permitted by, the Act and to any rights conferred on the Holders of any class of shares and to the following Articles of this Article, the Company and/or any subsidiary (as such expression is defined by Section 7 of the Act may purchase any of its shares of any class (“Acquired Shares” or “Acquired Share”, as appropriate) on such terms and conditions and in such manner as the Directors may from time to time determine.

9.2.	Neither the Company nor the Directors shall exercise any authority granted under Section 1074 of the Act to make market purchases or overseas market purchases of its own shares unless the authority required by such Section shall have been granted by special resolution of the Company (a “Section 1074 Resolution”).

9.3.	Neither the Company nor the Directors shall be required to select the Acquired Shares to be purchased on a pro rata basis or in any particular manner as between the Holders of shares of the same class or as between the Holders of shares of different classes or in accordance with the rights as to dividends or capital attached to any class of shares.

9.4.	For the purposes of any Section 1074 Resolution:

9.4.1.	the aggregate nominal value of the Acquired Shares authorised to be acquired pursuant to any such Section 1074 Resolution shall not exceed 10 per cent. of the aggregate nominal value of the aggregate share capital of the Company as at the close of business on the date of the passing of such Section 1074 Resolution;

9.4.2.	the minimum price which may be paid for any Acquired Share shall be the nominal value thereof;

9.4.3.	the maximum price which may be paid for any Acquired Share (a “Relevant Acquired Share”) shall be an amount equal to the highest of:

(a)	the nominal value of such shares;

(b)	the higher of the price of the last independent trade and the highest current bid as stipulated by Article 5 (1) of Commission Regulation (EC) of 22 December 2003 implementing the Market Abuse Directive as regards exemptions for buyback programmes and stabilisation of financial instruments (No. 2273/2003);

(c)	105 per cent. of the average of the Relevant Price for shares of the same class as the Relevant Acquired Share in respect of each of the five Business Days immediately preceding the day on which the Relevant Acquired Share is purchased; and

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(d)	(if there shall be any), 105 per cent. of the average of the middle market prices for shares of the same class as the Relevant Share, as derived from the London Stock Exchange Daily Official List (or any successor publication thereto), for the five Business Days immediately preceding the day on which the Relevant Acquired Share is purchased; and

for the purposes of Article 9.4.3, the expression “Relevant Price” shall mean, in respect of any Business Day on which there shall be a dealing on the NASDAQ Stock Exchange or some other International Stock Exchange in respect of shares or Depository Receipts of the same class as the Relevant Acquired Share or Depository Receipt, the closing quotation price in respect of such shares or Depository Receipts for such Business Day as published by the relevant Stock Exchange Daily Official List (or any successor publication thereto) and, in respect of any Business Day on which there shall be no such dealing, the price which is equal to (a) the mid-point between the high and low market guide prices in respect of such shares for such Business Day as published in the relevant Stock Exchange Daily Official List (or any successor publication thereto), or (b) if there shall be only one such market guide price so published, the market guide price so published, provided that if there shall not be any market guide price published for any particular day then that day shall not count as one of the said five Business Days for the purposes of determining the maximum price. If the means of providing the foregoing information as to dealings and prices, by reference to which the maximum price is to be determined, is altered or is replaced by some other means, then the maximum price shall be determined on the basis of the equivalent information published by the relevant authority.

10.	Reissue of Treasury Shares

For the purposes of any resolution of the Company proposing to determine, in accordance with Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Act, the reissue price range at which any Treasury Shares for the time being held by the Company may be reissued off-market:

10.1.	the maximum price at which a Treasury Share may be reissued off-market shall be an amount equal to 120 per cent. of the Appropriate Price;

10.2.	the minimum price at which a Treasury Share may be reissued off-market shall be an amount equal to 95 per cent. of the Appropriate Price;

10.3.	for the purposes of Articles 10.1 and 10.2, the expression “Appropriate Price” shall mean the higher of:

10.3.1.	the average of the Relevant Price for shares of the class of which such Treasury Share is to be reissued in respect of each of the five Business Days immediately preceding the day on which the Treasury Share is reissued; and

10.3.2.	(if there shall be any), the average of the middle market prices for shares of the class of which such Treasury Share is to be reissued, as derived from the relevant Stock Exchange Daily Official List (or any successor publication thereto), for the five Business Days immediately preceding the day on which the such Treasury Share is reissued; and

10.4.	for the purposes of Article 10.3.1, the expression “Relevant Price” shall mean, in respect of any Business Day on which there shall be a dealing on any relevant Stock Exchange where the company has securities listed, in respect of shares or Depository Receipts of the class of which the Treasury Share is to be reissued, the closing quotation price in respect of such shares for such Business Day as published in the relevant Stock Exchange Daily Official List (or any successor publication thereto) and, in respect of any Business Day on which there shall be no such dealing, the price which is equal to (x) the mid-point between the high and low market guide prices in respect of such shares for such Business Day as published in the relevant Stock Exchange Daily Official List (or any successor publication thereto), or (y) if there shall be only one such market guide price so published, the market guide price so published, provided that if there shall not be any market guide price published for any particular day then that day shall not count as one of the said five Business Days for the purposes of determining the maximum price.

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11.	Trusts Not Recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

12.	Disclosure of Interests

12.1.	Notwithstanding the provisions of the immediately preceding Article, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the interests of the Company to do so, give a notice to the Holder or Holders of any share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than fourteen days) of full and accurate particulars of all or any of the following matters, namely:

12.1.1.	his interest in such share;

12.1.2.	if his interest in the share does not consist of the entire beneficial interest in it, the interests of all persons having any beneficial interest (direct or indirect) in the share (provided that one joint Holder of a share shall not be obliged to give particulars of interests of persons in the share which arise only through another joint Holder); and

12.1.3.	any arrangements (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the Holder of such share can be required to transfer the share or any interest therein to any person (other than a joint Holder of the share) or to act in relation to any meeting of the Company or of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint Holder of such share).

12.2.	If, pursuant to any notice given under Article 12.1, the person stated to own any beneficial interest in a share or the person in favour of whom any Holder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in Article 12.1.3, is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the best interests of the Company to do so, give a notice to the Holder or Holders of such share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than fourteen days) of full and accurate particulars of the names and addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the shares, interests, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of (x) any body corporate whose Ordinary Shares are listed or admitted to or dealt in on any bona fide stock exchange, securities market or over- the-counter exchange, (y) a mutual assurance company, or (z) a bona fide charitable trust or foundation, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate, trust, society or other entity or association.

12.3.	The Directors may, if they think fit, give notices under Articles 12.1 and 12.2 at the same time on the basis that the notice given pursuant to Article 12.2 shall be contingent upon disclosure of certain facts pursuant to a notice given pursuant to Article 12.1.

12.4.	The Directors may (before or after the receipt of any written particulars under this Article) require any such particulars to be verified by statutory declaration.

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12.5.	The Directors may serve any notice pursuant to the terms of this Article irrespective of whether or not the Holder on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Article in respect of a share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall in any way prejudice or affect any non-compliance not so waived whether by the Holder concerned or any other joint Holder of the share or by any person to whom a notice may be given at any time.

12.6.	For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with, the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

12.7.	The provisions of this Article and Article 13 are in addition to, and do not limit, any other right or power of the Company, including any right vested in or power granted to the Company by the Act.

13.	Restriction of Rights

13.1.	If at any time the Directors shall determine that a Specified Event (as defined by Article 13.7) shall have occurred in relation to any share or shares, the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the expiry of fourteen days from the service of any such notice (in these Articles referred to as a “Restriction Notice”), for so long as such Restriction Notice shall remain in force:

13.1.1.	no Holder or Holders of the share or shares specified in such Restriction Notice (in these Articles referred to as “Specified Shares”) shall, in relation to its Specified Shares, be entitled to attend, speak or vote either personally, by representative or by proxy at any general meeting of the Company or at any separate general meeting of the class of shares concerned or to exercise any other right conferred by membership in relation to any such meeting; and

13.1.2.	the Directors shall, where the Specified Shares represent not less than 0.25 per cent. of the class of shares concerned, be entitled:

(a)	to withhold payment of any dividend or other amount payable (including shares issuable in lieu of dividend) in respect of the Specified Shares; and/or

(b)	to refuse to register any transfer of the Specified Shares or any renunciation of any allotment of new shares or debentures made in respect thereof unless such transfer or renunciation is shown to the satisfaction of the Directors to be a bona fide transfer or renunciation to another beneficial owner unconnected with the Holder or Holders or any person appearing to have an interest in the Specified Shares (subject always to the provisions of Articles 13.3 and 13.8).

13.2.	A Restriction Notice shall be cancelled by the Directors not later than seven days after the Holder or Holders or other relevant person concerned shall have remedied the default by virtue of which the Specified Event shall have occurred. A Restriction Notice given in respect of any Specified Share as a result of a Specified Event described in Article 13.7.2 or 13.7.3, shall automatically be deemed to be cancelled on receipt by the Directors of evidence satisfactory to them that the Specified Share has been sold on a bona fide transfer or renunciation to another beneficial owner unconnected with the Holder or Holders or any person appearing to have an interest in the Specified Shares (subject always to the provisions of Articles 13.3 and 13.8) or upon registration of a transfer of such share.

13.3.	A Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the share shall occur and for this purpose, without prejudice to the generality of the foregoing provisions, it shall be assumed that no such change has occurred where a transfer form in respect of the share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

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13.4.	The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of the Specified Shares and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice. Any determination of the Directors and any notice served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any share and the validity of any notice served by the Directors in pursuance of this Article shall not be questioned by any person.

13.5.	If, while any Restriction Notice shall remain in force in respect of any Specified Shares, any further shares shall be issued in respect thereof pursuant to a capitalisation issue made in pursuance of these Articles (including, without limitation, any capitalisation effected pursuant to the provisions of Article 107), the Restriction Notice shall be deemed also to apply in respect of such further shares which shall as from the date of issue thereof form part of the Specified Shares for all purposes of this Article.

13.6.	On the cancellation of any Restriction Notice the Company shall pay to the Holder (or, in the case of joint Holders, the first named Holder) on the Register in respect of the Specified Shares as of the record date for any such dividend so withheld, all such amounts as have been withheld pursuant to the provisions of this Article subject always to the provisions of Article 114 which shall be deemed to apply, mutatis mutandis, to any amount so withheld.

13.7.	For the purposes of these Articles, the expression “Specified Event” in relation to any share shall mean any of the following events:

13.7.1.	the failure of the Holder or Holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment;

13.7.2.	the failure by the Holder thereof or any of the Holders thereof to comply, to the satisfaction of the Directors, with all or any of the terms of Article 12 in respect of any notice or notices given to him or any of them thereunder; or

13.7.3.	the failure by the Holder thereof or any of the Holders thereof, or any other person, to comply, to the satisfaction of the Directors, with the terms of any notice given to him or any of them pursuant to the provisions of Section 1062 of the Act.

13.8.	For the purposes of Article 13.1.2(b) and Article 13.2 the Directors shall be required to accept as a bona fide transfer to another beneficial owner, any transfer which is presented for registration in pursuance of:

13.8.1.	any bona fide sale made on any bona fide stock exchange, securities market or over- the- counter exchange; or

13.8.2.	the acceptance of any general offer made to all the Holders of any class of shares in the capital of the Company.

14.	Payment of Commission

The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

PART IV - SHARE CERTIFICATES

15.	Issue of Certificates

15.1.	Except in respect of an allotment or transfer of a share made in uncertificated form in accordance with the 1996 Regulations, every member shall be entitled without payment to receive within two months after allotment or lodgment of a transfer to him of the shares in respect of which he is so registered (or, in respect of shares allotted to him, within one month after the expiration of any right of renunciation in respect thereof), one certificate for the shares of each class held by him or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine provided that the Company shall not be bound to issue more than one certificate for shares held jointly by several persons.

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15.2.	Delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them.

15.3.	The Company shall not be bound to register more than four persons as joint Holders of any share (except in the case of executors or trustees of any deceased member).

15.4.	Every certificate shall be sealed with one of the Seals and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.

16.	Balance and Exchange Certificates

16.1.	Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

16.2.	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge unless the Directors otherwise determine. If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

17.	Replacement of Certificates

If a share certificate is defaced, worn-out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional out of pocket expenses incurred by the Company as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

PART V - LIEN ON SHARES

18.	Extent of Lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors at any time may declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all monies payable in respect of it.

19.	Power of Sale

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the shares may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death, insolvency or bankruptcy of the Holder, or who otherwise becomes entitled to the share by operation of law or regulation (whether of the State or otherwise), demanding payment.

20.	Power to Effect Transfer

To give effect to a sale pursuant to Article 19, the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company only. The Directors may, if deemed necessary or desirable, also change, or procure the changing of any share held in uncertificated form to be sold pursuant to the provisions of this Part V into certificated form prior to any such sale and may, or may authorise any person or persons to, execute and do all such documents, acts and things as may be required in order to effect such change.

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21.	Proceeds of Sale

The net proceeds of any sale effected pursuant to Article 19, after payment of any costs incurred in connection with such sale, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any monies not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.

PART VI - CALLS ON SHARES AND FORFEITURE

22.	Making of Calls

22.1.	Subject to the terms of allotment, the Directors may make calls upon the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and each member (subject to receiving at least fourteen Clear Days' notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of a sum due thereunder, be revoked in whole or in part and payment of a call may be postponed by the Directors in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

22.2.	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

23.	Time of Call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

24.	Liability of Joint Holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25.	Interest on Calls

If a call remains unpaid after it has become due and payable, the person or persons from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Directors may waive payment of the interest wholly or in part.

26.	Instalments Treated as Calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

27.	Power to Differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

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28.	Notice Requiring Payment

If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen Clear Days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

29.	Forfeiture

If the requirements of any notice given in accordance with the immediately preceding Articles are not complied with, any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

30.	Power of Disposal

Subject to the provisions of the Act a share forfeited (or surrendered in lieu thereof) may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine, either to the person who was before the forfeiture the Holder or to any other person. At any time before any such sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and the person to whom the share is disposed of shall be registered as the Holder of the share and shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, re-allotment or other disposal of the share.

31.	Effect of Forfeiture or Surrender

A person any of whose shares have been forfeited or surrendered, shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited or surrendered but shall remain liable to pay to the Company all monies which at the date of forfeiture or surrender were payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture or surrender until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. Such liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares.

32.	Payment of sums due on share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

33.	Statutory Declaration

A statutory declaration by a Director or the Secretary that a share has been forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (together with the receipt of the Company for the consideration, if any, given for the share on the sale or disposition thereof and a certificate by the Company for the share delivered to the person to whom the same is sold or disposed of) constitute a good title to the share.

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PART VII - TRANSFER OF SHARES

34.	Transfer and Evidence of Title

34.1.	The means of transferring title and evidence thereof shall be either by way of an instrument in writing in accordance with and subject to the provisions of Article 34.2 below or by way of electronic means in accordance with and subject to the provisions of Article 34.3 below.

34.2.	An instrument of transfer of any share shall be:

34.2.1.	in writing in any usual form; or

34.2.2.	in any other form which the Directors may approve.

Any instrument of transfer in writing shall be executed by or on behalf of the transferor and (except in the case of fully paid shares) by the transferee.

34.3.	Title to any shares in the Company may also be evidenced and transferred by electronic means without a written instrument in accordance with the 1996 Regulations or under any other regulations having similar effect. The Directors shall have the power to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall where they consider it appropriate be entitled to disapply, vary or amend all or any part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates or where such provisions are inconsistent with such statutory regulations as aforesaid, in order to give effect to such regulations.

35.	Status of Holder

The transferor of any share shall be deemed to remain the Holder of the share until the name of the transferee is inserted in the Register in respect thereof.

36.	Refusal to Register Transfers

36.1.	The Directors may, in their absolute discretion and without giving any reason, refuse to register:

36.1.1.	the transfer of a share or any renunciation of any allotment made in respect of a share which is not fully paid; or

36.1.2.	any transfer of a share to or by a minor or a person of unsound mind or any renunciation of a share to or by any such person.

provided that in the case of any such shares which are listed on the Stock Exchange, the Directors shall allow dealings in such shares to take place on an open and proper basis.

36.2.	The Directors may also refuse to register any instrument of transfer (whether or not it is in respect of a fully paid share) unless it is:

36.2.1.	lodged at the Office or at such other place as the Directors may appoint;

36.2.2.	accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

36.2.3.	in respect of only one class of shares; and

36.2.4.	in favour of not more than four transferees.

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36.3.	The Directors may decline to register any transfer of shares in uncertificated form only in such circumstances as may be permitted or required by the 1996 Regulations.

36.4.	If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

36.5.	Without prejudice to the generality of the foregoing, the Directors may, in their absolute discretion, refuse to register any transfer of shares if the transferee (or in the case of a nominee or brokerage account, the beneficial owner) has not executed and delivered to the Company an agreement in a form approved by the Directors to comply with such orderly market, lock-up, or other transfer restriction policies adopted by the Company from time to time for the purpose of maintaining a stable and orderly market in the Company’s shares, whether before or after any Admission to trading on a stock exchange.

37.	Closing of Transfer Books

Subject to the 1996 Regulations, the registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

38.	Absence of Registration Fees

Notwithstanding Section 95(2)(a) of the Act, no fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

39.	Retention of Transfer Instruments

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

40.	Renunciation of Allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares (other than Convertible Shares) by the allottee in favour of some other person.

41.	Conversion to American Depository Receipts

Where the Company has an arrangement in place for the issuance of American Depository Receipts (ADRs), a Shareholder may on notification to the Company in a manner that the Company directs from time to time, convert all or some of the Ordinary Shares held by the Shareholder into American Depository Receipts (ADRs). The conversion ratio of Ordinary Shares into ADRs shall be determined from time to time by the Directors of the Company and notified to the shareholders as published on the Company’s website. Ordinary Shares converted into ADRs retain the same voting and dividend rights of Ordinary Shares. Shareholders may convert back to Ordinary Shares, any ADRs previously converted and again the same Voting and Dividend Rights remain. The conversion ration of ADRs back into Ordinary Shares shall be determined from time to time by the Directors and notified to Shareholders as published on the Company’s website.

Conversion of Ordinary Shares into ADRs may be subject to the Company's orderly market rules adopted by the Directors from time to time, including any requirement that the converting Shareholder execute an orderly market agreement.

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42.	Drag-Along Rights

If shareholders holding not less than 75% of the issued Ordinary Shares of the Company (the “Selling Shareholders”) wish to transfer all of their shares to a bona fide third party purchaser (the “Proposed Purchaser”), the Selling Shareholders shall have the right to require all other shareholders (the “Remaining Shareholders”) to sell and transfer all of their shares to the Proposed Purchaser on the same terms and conditions as agreed between the Selling Shareholders and the Proposed Purchaser.

To exercise this right, the Selling Shareholders shall give written notice (the “Drag-Along Notice”) to the Remaining Shareholders. The Drag-Along Notice shall specify:

a)	The identity of the Proposed Purchaser

b)	The price per share offered by the Proposed Purchaser

c)	All other material terms and conditions of the proposed transfer.

Upon receipt of the Drag-Along Notice, the Remaining Shareholders shall be obliged to sell all their shares to the Proposed Purchaser on the same terms and conditions as set out in the Drag- Along Notice.

PART VIII - TRANSMISSION OF SHARES

43.	Death of Member

If a member dies, the survivor or survivors, where he was a joint Holder, and his personal representatives, where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

44.	Transmission on Death or Bankruptcy

A person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or insolvency of a member or otherwise becoming entitled to share by operation of any law, directive or regulation (whether of the State or elsewhere) may, upon such evidence of title being produced as the Directors may reasonably require, elect either to become the Holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person and if the Directors are satisfied with the evidence of title produced to them, they may register such person as the holder of the share, subject to the Act and the other provisions of these Articles. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the event giving rise to the entitlement of the relevant person to the shares had not occurred.

45.	Rights before Registration

A person becoming entitled to a share by reason of any of the circumstances set out in Article 42 (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that he shall not, before being registered as the Holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company, so, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

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PART IX - ALTERATION OF SHARE CAPITAL

46.	Increase of Capital

46.1.	The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount and of such class or classes, as the resolution shall prescribe.

46.2.	Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary share capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

47.	Consolidation, Sub-Division and Cancellation of Capital

The Company may by ordinary resolution:

47.1.	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

47.2.	subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each sub-divided share shall be the same as it was in the case of the share from which the sub-divided share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub- division, one or more of the shares held by a Holder may, as compared with the others, have any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares);

47.3.	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled: or

47.4.	change the currency denomination of its share capital.

48.	Fractions on Consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (after expenses) in due proportion among those members (save that the Directors may in any such case determine that amounts of €20 or less shall not be distributed but shall be retained for the benefit of the Company), and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

49.	Reduction of Capital

The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account or any undenominated capital in any manner and with, and subject to, any incident authorised, and consent required, by law.

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PART X - GENERAL MEETINGS

50.	Annual General Meetings

Save as otherwise provided by the Act, the Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Pursuant to the Act, at least twenty-one Clear Days prior to each annual general meeting, a printed copy of the Directors’ and Auditors’ reports, accompanied by the balance sheet (including every document required by law to be annexed thereto) of the Company, shall be sent to every member of the Company. Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

51.	Extraordinary General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors in the place of those retiring by rotation pursuant to Article 83 hereof or retiring pursuant to Article 85.2 hereof, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors. The Directors may at their sole discretion appoint new Auditors to the company as and when they see fit, and they may fix such remuneration for Audit services provided as required.

52.	Convening General Meetings

The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default, may be convened by such requisitionists and in such manner as may be provided by the Act.

53.	Notice of General Meetings

53.1.	Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days’ notice and all other extraordinary general meetings shall also be called by at least twenty-one Clear Days' notice, except that it may be called by at least fourteen Clear Days’ notice.

53.2.	Any notice convening a general meeting shall specify the time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 51.4, which shall be identified as such in the notice) and the general nature of the business to be transacted. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re- appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share by reason of the death or bankruptcy of a member and to the Directors and the Auditors.

53.3.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

53.4.	The Directors may, for the purpose of controlling the level of attendance and/or ensuring the safety of those attending at any place specified for the holding of a general meeting, from time to time make such arrangements as the Directors shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place thereof. The entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being approved by the Directors and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the Directors may, when specifying the place of the general meeting:

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53.4.1.	direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside (“Principal Place”); and

53.4.2.	exclude certain members from attending the meeting at the Principal Place and make arrangements for simultaneous attendance and participation at other satellite places by these members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article or who wish to attend at any of such other satellite places;

provided that persons attending at the Principal Place and at any of such other satellite places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other satellite places by any means including electronic means such as video links.

Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other satellite places provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other satellite places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place and the members present in person or by proxy at the other satellite places shall be counted in the quorum for, and entitled to vote at, the general meeting in question and that meeting shall be duly constituted and its proceedings valid.

53.5.	The Directors may direct that any person wishing to attend any meetings should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or otherwise to comply with such security arrangements or restrictions. If it appears to the chairman of the general meeting that the facilities at the Principal Place or any satellite meeting place have become inadequate for the purposes referred to in Article 51.4, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the time of that adjournment shall be valid. The provisions of Article 57 shall apply to that adjournment.

54.	Change in Venue or Time of Meeting

If, after the sending of a notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors decide that it is impracticable or unreasonable, for a reason beyond their control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 51.4 applies) and/or time, they may change the place (or any of the places in the case of a meeting to which Article 51.4 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Directors may then change the place (or any of the places, in the case of a meeting to which Article 51.4 applies) and/or postpone the time again if it decides that this is reasonable to do so. In either case:

54.1.	no new notice of the meeting need be sent but the Directors shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and time; and

54.2.	a proxy appointment in relation to the meeting may, if by means of an instrument in physical form, be delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 68 or, if in electronic form, be received at the address and in the manner specified by or on behalf of the Company in accordance with Article 68 at any time not less than forty-eight hours before any postponed time appointed for the holding of the meeting.

PART XI - PROCEEDINGS AT GENERAL MEETINGS

55.	Quorum for General Meetings

55.1.	No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporate member, shall be a quorum.

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55.2.	If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide) from the time appointed for the meeting, the meeting, if convened on the requisition of members, shall be dissolved and in any other case, shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the chairman of the meeting may determine.

56.	Chairman of General Meetings

56.1.	The chairman of the Board of Directors or, in his absence, some other Director nominated by the Directors shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act he shall be chairman.

56.2.	If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of the members personally present to be chairman of the meeting.

57.	Director's and Auditors' Right to Attend General Meetings

A Director shall be entitled, notwithstanding that he is not a member, to receive notice of and to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

58.	Adjournment of General Meetings

The chairman, with the consent of a meeting at which a quorum is present, may (and shall if so directed by the meeting) adjourn the meeting to such time (or sine die) and to such place (or places where Article 51.4 applies), but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. In addition (and without prejudice to the chairman’s power to adjourn a meeting conferred by Article 51.5), the chairman may adjourn the meeting to another time and place (or places where Article 51.4 applies) without such consent if it appears to him that:

58.1.	it is likely to be impractical to hold or continue that meeting because of the number of members wishing to attend who are not present;

58.2.	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

58.3.	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

59.	Amendments to Resolutions

If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either (a) at least forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been delivered by means of an instrument to the Office (or to such other place as may be specified by or on behalf of the Company for that purpose), or received in an electronic communication at such address (if any) for the time being notified by or on behalf of the Company for that purpose or, (b) the chairman in his absolute discretion decides that the amendment may be considered and voted on.

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60.	Determination of Resolutions

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless before, or on the declaration of, the result of the show of hands a poll, is duly demanded. Unless a poll is so demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn before the poll is taken but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

61.	Entitlement to Demand Poll

Subject to the provisions of the Act a poll may be demanded:

61.1.	by the chairman of the meeting;

61.2.	by at least two members present (in person or by proxy) having the right to vote at the meeting;

61.3.	by any member or members present (in person or by proxy) representing not less than one- tenth of the total voting rights of all the members having the right to vote at the meeting; or

61.4.	by a member or members present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

62.	Taking of a Poll

62.1.	Save as provided in Article 60.2, a poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

62.2.	A poll demanded on the election of a chairman of any meeting or on a question of adjournment thereof shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairman of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

62.3.	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case at least seven Clear Days' notice shall be given specifying the time and place at which the poll is to be taken.

62.4.	On a poll taken at a meeting of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

63.	Votes of Members

63.1.	In order to exercise their right to participate and vote at general meetings, a person must be entered on the Register by the Record Date specified in respect of such general meeting and any change to an entry on the Register after the Record Date shall be disregarded in determining the right of any person to attend and vote at the meeting.

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63.2.	Votes may be given either personally or by proxy. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member present in person or by proxy shall have one vote for every share carrying voting rights of which he is the Holder.

64.	Voting by Joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

65.	Voting by Incapacitated Holders

A member of unsound mind, or who has made an enduring power of attorney or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian, donee of an enduring power of attorney or other person appointed by that court, and any such committee, receiver, guardian, donee of an enduring power of attorney or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours (or such shorter time as may be specified in the Notice) before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

66.	Written Resolution of the Members

Subject to Section 193 of the Act a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

67.	Default in Payment of Calls

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him, unless all monies then payable by him in respect of that share have been paid.

68.	Time for Objection to Voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

69.	Appointment of Proxies

69.1.	Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting in respect of separate shares held by him. The appointment of a proxy shall be in writing (in electronic form or otherwise) in any usual form or in any other form which the Directors may approve. A member shall be entitled to appoint a proxy by electronic means, to an address and in the manner specified by the Company.

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69.2.	The appointment of a proxy, whether in physical form by means of an instrument or in electronic form shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a body corporate, executed by a duly authorised person or under its common seal or in any other manner authorised under its constitution. For the purposes of this Article 67, an appointment in electronic form need not comprise writing if the Directors so determine and in such a case, if the Directors so determine, the appointment need not be executed but shall instead be subject to such conditions, and authenticated in such manner, as the Directors may approve.

69.3.	The Directors may, at the expense of the Company, send by post, electronic mail or otherwise, or make available appointments of proxy (with or without a pre-paid method of return) for use at any general meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of meeting and to vote thereat by proxy but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.

70.	Deposit of Proxy

70.1.	The appointment of a proxy together with any authority under which it is executed or a copy, certified notarially or in some other way approved by the Directors shall:

70.1.1.	in the case of an appointment in physical form, be delivered personally or by post to the Office or (at the option of the member) to such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting or in the form of proxy sent by or on behalf of the Company in relation to the meeting;

70.1.2.	in the case of an appointment in electronic form, be received at the address which has been specified by or on behalf of the Company for the purpose of receiving electronic communications;

(a)	in or by way of note to the notice convening the meeting;

(b)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;

provided that in either such case (proxy by instrument or in electronic form):

(i)	it is so received by the Company not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid;

(ii)	an appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been so received by the Company for the purposes of any meeting shall not require again to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates; and

(iii)	when two or more valid but differing appointments of a proxy are received in respect of the same shares for use at the same meeting, the one bearing the later date shall be treated as replacing and revoking the other; if the appointments are undated the last one received shall be treated as valid, and if the Company is unable to determine which was the last received, none shall be treated as valid, and a certificate endorsed by the Secretary stating that the appointment is valid or invalid, as the case may be, shall be conclusive for all purposes.

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70.2.	The Secretary may accept any appointment of proxy submitted by facsimile, electronic mail or any other means of electronic communication approved by the Directors provided such proxy forms are received, to the satisfaction of the Secretary, in clear and legible form not less than forty-eight hours before the time appointed as aforesaid.

70.3.	Without limiting the foregoing, in relation to any Ordinary Shares which are held in uncertificated form, the Directors may from time to time permit appointments of proxy to be made by means of an electronic communication in the form of a dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned); and may in a similar manner permit supplements to, or amendments or revocations of, any such dematerialised instruction and/or other instruction or notification to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such dematerialised instruction (and/or other instruction or notification) which purports to be or is expressed to be sent on behalf of a Holder of an Ordinary Share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder. In this Article, the terms “relevant system” and “dematerialised instruction” shall have the meanings given in the 1996 Regulations.

70.4.	For the purposes of Article 68.3 above, the place to which the dematerialised instruction (and/or other instruction or notification) should be delivered shall be such number, address (including any number or address used for the purpose of communication by way of electronic mail or other electronic communication) or identification number of a participant in the relevant system concerned as is notified by the Directors to the members whether by way of note to the notice convening the meeting or otherwise.

71.	Rights of Proxy

71.1.	A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, to demand or join in demanding a poll, to speak and vote, at a general meeting of the Company.

71.2.	The proxy appointment shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of the meeting which may properly come before the meeting to which it relates.

72.	Effect of Proxy Instruments

Deposit of an instrument of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

73.	Effect of Revocation of Proxy or Authorisation

A vote given or poll demanded by a proxy or the duly authorised representative of a body corporate shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll, provided no notice in writing (whether in electronic form or otherwise) shall have been received by the Company at the Office, or other address specified by the Company pursuant to either Article 68.1.1 or Article 68.1.2, at least three hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is to be used or at which the representative is to act.

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74.	Class Meetings

All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be two persons holding or representing by proxy at least one- third in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one person present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting;

(b)	any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

75.	Electronic Voting at Emergency General Meetings

74.1	The Directors shall have the authority to convene Emergency General Meetings (EGMs) electronically in situations deemed necessary, as opposed to requiring the physical presence of members.

74.2	Notice of any EGM, including the decision to hold the meeting electronically, shall be given to all members entitled to receive such notice in accordance with the notice provisions contained within these Articles and applicable law. Such notice shall include the date, time, and means of accessing and participating in the electronic meeting.

74.3	The notice shall specify the means of electronic communication by which the meeting is to be conducted and shall provide sufficient information to enable members to participate, including the method for casting votes electronically.

74.4	Participation by two members in an electronic EGM shall constitute presence in person at the meeting for the purposes of determining a quorum and for all other purposes.

74.5	The Board of Directors shall take reasonable steps to ensure that members participating in the EGM electronically, have the ability to communicate adequately during the meeting and/or to have questions submitted electronically to the Company relating to the resolutions proposed, answered by the Company in a timely manner, before the date of the appointed meeting.

74.6	Voting at an electronic EGM shall be conducted by such electronic means as the Directors may determine, provided that such means are secure, accessible, and allow members to cast votes in a manner that can be verified and audited.

74.7	Each resolution proposed at the EGM shall be decided by a poll, and the electronic means of voting shall be such as to ensure the integrity and confidentiality of the votes cast. Voting forms shall be circulated to members electronically 23 days before the date of the meeting, with electronic voting being closed 24 hours before the time/date of the meeting.

74.8	The results of the electronic vote shall be announced to all members participating in the EGM, and electronically to all registered members as soon as practicable, following the conclusion of the EGM. Details of the results of the EGM will also be posted on the Company’s website.

74.9	The Company shall ensure that a record of the electronic voting, including the number of votes cast for and against each resolution, is maintained and available for inspection by members in accordance with applicable law.

74.10	The Directors may make any further rules and regulations for the conduct of electronic EGMs as they consider necessary, provided such rules and regulations do not conflict with the provisions of these Articles or applicable law.

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PART XII - DIRECTORS

76.	Numbers of Directors

Unless otherwise determined by the Company in general meeting, the number of Directors shall not be more than twelve nor less than two.

77.	Shareholding Qualification for Directors

Directors shall not be required to hold any shares in the capital of the Company by way of qualification.

78.	Remuneration of Directors

78.1.	The ordinary remuneration of the Non-Executive Directors, who do not hold executive office, for their services (excluding amounts (if any) payable under any other provisions of these Articles) shall not exceed, in aggregate, €1,000,000 per annum or such other amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Directors.

78.2.	If any Director, who does not hold executive office, and who performs extra services such as acting as chairman or deputy chairman or service on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may further remunerate such Director either by way of salary or otherwise as the Directors may determine.

79.	Expenses of Directors and Use of Company Property

79.1.	The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

79.2.	The Directors are expressly permitted (as contemplated by Section 228(1)(d) of the Act) to use the Company’s property subject to any conditions as may be set by the Board from time to time (or as may be set pursuant to any authority delegated pursuant to Part XI of these Articles).

80.	Alternate Directors

80.1.	Any Director may by writing under his hand appoint any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

80.2.	An alternate Director shall be entitled to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and, in the absence of his appointor, to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

80.3.	Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

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80.4.	A Director may at any time revoke the appointment of any alternate appointed by him. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and determine but, if a Director retires by rotation or otherwise but is re- appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

80.5.	Any appointment or revocation by a Director under this Article shall be effected by notice in writing given under his hand to the Secretary or deposited at the Office or in any other manner approved by the Directors.

PART XIII - POWERS OF DIRECTORS

81.	Directors Powers

Subject to the provisions of the Act, the Memorandum of Association of the Company and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Act or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum of Association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

82.	Power to Delegate

Without prejudice to the generality of the last preceding Article, the Directors may delegate (with power to sub-delegate) any of their powers and discretions to any managing Director or any Director holding any other executive office or to any committee consisting of one or more Directors together with such other person or persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors. The powers or discretions which may be delegated to any such committee shall include (without limitation) any powers and discretions whose exercise involves or may involve the payment of remuneration to, or the conferring of any other benefit on, all or any of the Directors. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers, and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying provided always that such committees shall have power, to the extent not inconsistent with the authority under which they are established, to set their own quorum and generally to regulate their own procedures.

83.	Local Management

Without prejudice to the generality of the immediately preceding Article, the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such annulment or variation shall be affected thereby.

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84.	Appointment of Attorneys

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

85.	Borrowing Powers

85.1.	The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and, subject to the Act, to issue bonds, debentures, debenture stock, loan stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

85.2.	The Directors may borrow, raise or secure the repayment of such sums in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the issue of bonds, debentures, debenture stock, loan stock, or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled capital.

85.3.	Bonds, debentures, debenture stock, loan stock and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued. Subject to the provisions of the Act any debentures, debenture stock, bonds, loan stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors or otherwise.

PART XIV - APPOINTMENT, NOMINATION, RETIREMENT AND DISQUALIFICATION OF DIRECTORS

86.	Retirement by Rotation

86.1.	At each annual general meeting of the Company, in addition and without prejudice to the provisions of Article 86.2, one-third of the Directors or, if their number is not three or a multiple of three, the number nearest to one-third (or such greater number of Directors as shall be required to comply with the provisions of this Article 83.1) shall retire from office; provided, that each Director shall present himself for re-election at least once every three years.

86.2.	Subject to the provisions of Article 83.1, the Directors to retire by rotation at any annual general meeting shall be, firstly, those who wish to retire and not be re-appointed to office, and, secondly, those who have been longest in office since their last appointment or re- appointment but, as between persons who became or were last re-appointed Directors on the same day those to retire shall be determined by the Directors, and in absence of agreement among the Directors, by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the Directors at the date of the notice convening the annual general meeting. No director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

86.3.	A Director who retires at an annual general meeting may, if willing to act be re-appointed. If he is not re-appointed, or deemed to be re-appointed pursuant to these Articles, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

87.	Deemed Re-appointment

If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been re-appointed, unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re- appointment of the Director is put to the meeting and lost.

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88.	Eligibility for Appointment

No person, other than a Director retiring by rotation or pursuant to Article 86.2, shall be appointed a Director at any general meeting unless:

88.1.	he is recommended by the Directors; or

88.2.	not less than thirty nor more than forty five Clear Days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment stating with respect to such person to be proposed the particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors together with notice executed by that person of his willingness to be appointed; provided, that such notices are received by the Company in time to include details of such person proposed for appointment in the notice of general meeting required to be issued under Article 51.2.

89.	Appointment & Nomination of Directors

89.1.	The Company may by ordinary resolution appoint a person to be a Director either to fill a vacancy or as an additional Director and may also determine the rotation in which any additional Directors are to retire.

89.2.	The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director. A Director so appointed shall hold office only until the next following annual general meeting and, if not then re-appointed, shall vacate office and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting.

89.3.	Where the right to nominate a person for appointment as a Director pursuant to Article 86.3 terminates either entirely or by reduction from two Nominees to one Nominee in respect of a Nominator, such Nominator shall, within 30 days of being notified of the termination of such right by the Company, remove or procure the resignation of such Nominator’s Nominee or, as the case may be, Nominees.

89.4.	On or before the seventh day following the date of the adoption of this Article, each Nominator may designate as a Director nominated by them hereunder a person or persons, who is or are at the time of such designation, a Director or Directors, subject to the prior agreement of such person(s).

89.5.	Prior to nominating a person as a Nominee, the relevant Nominator shall engage with the Chairman for the time being of the Company as to the identity of such person. Following such engagement the Chairman may consult with the Nominations Committee (if any) of the Board. All such consultations and engagements shall be maintained as confidential to the persons concerned.

89.6.	Following compliance by it with Article 86.7, the relevant Nominator may, by notice in writing to the Chairman, nominate the person in respect of whom they have engaged with the Chairman. The Chairman shall be required promptly upon receipt of such notice to convene a meeting of the Nominations Committee (if any) of the Board and to procure as the first item of business of such meeting, the appointment of the Nominee as a Director. If not previously effected as aforesaid, the appointment as a Director of such Nominee shall be deemed to have taken effect on the seventh day after receipt by the Chairman of such notice from the relevant Nominator.

89.7.	A Nominator shall be entitled at their discretion, but subject to law, to enter into and to vary from time to time, agreements and arrangements with their Nominee as to his/her terms of appointment, terms of office and his/her resignation or removal therefrom. However, the Company shall not be required to be party to such agreements or arrangements and shall not be obliged to observe or perform them.

89.8.	A Nominator can at any time, by notice in writing to the Company, with copies to the Chairman and to their Nominee(s), remove from office as a Director or Directors, their Nominee(s) and every such removal shall be deemed to take effect forthwith upon receipt of such notice by the Company. Subject to the Act, a Nominee shall not be removed from the Board other than by its Nominator (acting as aforesaid) in accordance with this Article 86.10 or pursuant to Article 86.2 (Appointment and Nomination of Directors) or pursuant to Article 83 (Retirement by Rotation) or pursuant to Article 87 (Disqualification & Removal of Directors). Nothing in this Article shall prejudice the operation of Article 90 (Restriction on Directors’ Voting).

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89.9.	If there shall not at any time be in office any Nominee(s) capable of appointment hereunder, the Company shall maintain sufficient vacancies on its Board to effect promptly the appointment(s) as Director(s) of any Nominee(s) in accordance with the provisions hereof.

89.10.	If a Nominator shall remove their Nominee(s) from office as a Director pursuant to Article 86.10 or shall remove or procure his/her resignation from office pursuant to Article 86.5, the relevant Nominator shall indemnify the Company against damages and costs incurred by it as a result of any claim brought against the Company by the Nominee concerned for damages in respect of his/her removal or resignation as Director (but not otherwise), provided that the Company shall appoint advisers and shall conduct, contest, settle, and in all other respects deal with such claim in the manner for the time being and from time to time directed by the relevant Nominator. In exercising its rights to conduct claims hereunder, the relevant Nominator shall keep the Company informed thereof and shall consult with the Company, so far as it is practicable for it to do so, as to the actions taken by it. The Company may, by waiving its right to indemnity in respect of any claim and meeting the costs of the relevant Nominator in respect thereof to the date of waiver, assume control of such claim (whereupon it shall similarly keep the relevant Nominator informed thereof and consult with him so far as it is practicable for it to do so).

90.	Disqualification & Removal of Directors

90.1.	The office of a Director shall be vacated ipso facto if:

90.1.1.	he ceases to be a Director by virtue of any provision of the Act or he becomes disqualified or otherwise prohibited by law from being a Director;

90.1.2.	he becomes restricted pursuant to the provisions of Part 14 of the provisions of the Act;

90.1.3.	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

90.1.4.	in the opinion of a majority of his co-Directors the health of the Director is such that he can no longer be reasonably regarded as possessing an adequate decision- making capacity so that he may discharge his duties as a Director;

90.1.5.	he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 83.3;

90.1.6.	he is convicted of an indictable offence and the Directors determine that as a result of such conviction he should cease to be a Director;

90.1.7.	he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period; and the Directors pass a resolution that by reason of such absence he has vacated office; or

90.1.8.	he is required in writing by fifty percent of his Non-Executive Co-Directors and Fifty Percent of his Executive Directors collectively, to resign, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company. In calculating the number of Directors who are required to require his resignation, any alternate appointed by him acting in his capacity as such shall be excluded.

90.2.	Upon the termination of a person’s appointment as a Director under these Articles that person’s membership of any committee of the Company shall forthwith automatically terminate without the requirement for notice or other action on the part of the Company.

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90.3.	The Company may, by ordinary resolution of which notice has been given in accordance with the provisions of the Act, remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article 87.3 shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director

PART XV - DIRECTORS’ OFFICES AND INTERESTS

91.	Executive Offices

91.1.	The Directors may appoint one or more of their body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company, or any of its SUBSIDIARY or for the provision by him of any services outside the scope of ordinary duties of a director. Any such appointment, agreement or arrangement may be on such terms (including, without limitation, terms as to remuneration) and for such period as the Directors may determine and, without prejudice to the terms of any agreement entered into in any particular case, may at any time revoke any such appointment.

91.2.	A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

91.3.	Any appointment of a Director to an executive office shall automatically terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such termination.

92.	Directors’ Interests

92.1.	Subject to the provisions of the Act and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

92.1.1.	may be a party to, or otherwise interested in, any other business not connected to the company or any company transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

92.1.2.	may hold any other office or place of profit under the Company (otherwise than as an auditor) and may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director on such terms as the Directors shall arrange;

92.1.3.	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate unconnected to the Company, or promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested; and

92.1.4.	shall not, by reason of his office, be accountable to the Company for any benefit which hederives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate unless the Company otherwise directs and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

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92.2.	Subject to the provisions of the Act, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

92.3.	A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

92.4.	For the purposes of this Article:

92.4.1.	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

92.4.2.	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

93.	Restriction on Director’s Voting

93.1.	Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material or a duty which, in a material way, conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

93.2.	Notwithstanding the provisions of Article 90.1, a Director shall (in the absence of some material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

93.2.1.	the giving of any security, guarantee or indemnity to him in respect of money lent by him or any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

93.2.2.	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part, and whether alone or jointly with others, under a guarantee or indemnity or by the giving of security;

93.2.3.	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is entitled to participate as a holder of securities or is or is to be interested as a participant in the underwriting or sub- underwriting thereof;

93.2.4.	any proposal relating to of any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of, nor has an interest (within the meaning of the Act) in, one per cent. or more of (x) the issued shares of any class of the equity share capital of such company, or (y) the voting rights available to members of such company (or of a third company through which his interest is derived), any such interest being deemed for the purposes of this Article to be a material interest in all circumstances;

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93.2.5.	any proposal relating to the adoption, modification or operation of a pension or superannuation fund or retirement, death or disability benefits scheme under which he may benefit in a manner similar to the benefits awarded to other employees to whom the scheme relates or which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities;

93.2.6.	any proposal relating to the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary or associated company thereof to acquire shares in the Company or any of its subsidiary or associated companies under which he benefits or may benefit in a manner similar to the benefits awarded to other employees to whom the scheme relates or which has been approved by or is subject to and is conditional upon approval for taxation purposes by the appropriate Revenue authorities; or

93.2.7.	any proposal concerning the giving of any indemnity pursuant to Article 130 or concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

93.3.	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under Article 90.2.4) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

93.4.	If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the chairman, such question maybe resolved by a resolution of a majority of the Directors (other than the Chairman) present at the meeting at which the question first arises.

93.5.	The Company by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

93.6.	For the purposes of this Article, an interest of a person who is connected with a Director, within the meaning of Section 220 of the Act shall be treated as interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director. A shareholding in, or any interest in debentures or other securities of, the Company of a Director, or of a person who is connected with a Director within the meaning of Section 220 of the Act shall not be deemed to be a material interest for the purposes of this Article.

93.7.	Nothing in Section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board of Directors (or which has been approved pursuant to any authority delegated by the Board of Directors in accordance with Part XIII of these Articles). It shall be the duty of each Director to obtain prior approval of the Board of Directors before entering into any commitment permitted by Section 228 of the Act.

94.	Entitlement to Grant Pensions and Purchase Insurance

94.1.	The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any of such benefits and for such purposes any Director may accordingly be, become or remain a member of, or rejoin any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

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94.2.	Subject to the provisions of Article 130, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time, directors, officers, or employees of the Company or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company, or any such other company or such subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

PART XVI - PROCEEDINGS OF DIRECTORS

95.	Regulation and Convening of Directors’ Meetings

95.1.	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director who, being a resident of the State, is for the time being absent from the State.

95.2.	Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, facsimile, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Company for this purpose.

96.	Quorum for Directors’ Meetings

96.1.	The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum but, notwithstanding that such person may act as alternate Director for more than one Director, he shall not count as more than one for the purposes of determining whether a quorum is present.

96.2.	The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but, if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

97.	Voting at Directors’ Meetings

97.1.	Questions arising at any meeting of Directors shall be decided by a majority of votes. Each Director present and voting shall have one vote. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate Director for one or more Directors shall be entitled, in the absence of any such appointor from a meeting, to a separate vote at such meeting on behalf of each such appointor in addition to his own vote.

97.2.	Each Director present at a meeting of Directors shall, in addition to his own vote, be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him (the “Authorised Director”) in respect of such meeting to vote for such other Director in the absence of such other Director, provided that:

97.2.1.	no Authorised Director shall be entitled to any vote at a meeting on behalf of another Director pursuant to any such authority if the other Director shall have appointed an alternate Director and that alternate Director is present at the meeting at which the Authorised Director proposes to vote pursuant to the provisions of such authority;

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97.2.2.	any such authority may specifically provide that, in the absence of the Authorised Director from any meeting, his alternate, if present at the meeting, may exercise the authority instead of the Authorised Director and unless such provision is so made, no alternate Director of the Authorised Director shall be entitled to exercise any such authority on his behalf; and

97.2.3.	if, pursuant to any of the provisions of this Article, an alternate Director shall become authorised to exercise any vote, he shall not be entitled to authorise any person other than himself to exercise such vote.

97.3.	Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, facsimile, electronic mail or any other means of communication approved by the Directors. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto.

98.	Telecommunication Meetings

Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone, video link or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting.

99.	Chairman of Meetings of Directors

Subject to any appointment to the office of chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected, or, if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

100.	Validity of Acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

101.	Directors’ Resolutions or other Documents in Writing

A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors and such resolution or other document signed by a Director may be delivered or transmitted to the Company (unless the Directors shall otherwise determine either generally or in any specific case) by post, facsimile, electronic mail or other means approved by the Directors, provided the contents of such resolution or other document, including the actual signature thereto, are, to the satisfaction of the Secretary, clear and visible therein. A resolution or other document(s) signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.

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PART XVII - THE SECRETARY

102.	Appointment of Secretary

The Secretary shall be appointed by the Directors for such term, at such remuneration, and upon such conditions as they may think fit and any Secretary so appointed may be removed by them and a new Secretary appointed in his place.

103.	Assistant Secretary

The Directors, at any time and from time to time, may appoint one or more assistant or deputy secretaries and any provision in these Articles requiring or authorising a thing to be done or determination to be made by or to the Secretary shall be satisfied by it being done by or to or made by any such assistant or deputy secretary.

PART XVIII - SEALS OF THE COMPANY

104.	Use of Seals

The Directors shall ensure that the common seal of the Company and any official securities seal kept pursuant to the Act shall only be used by the authority of the Directors or of a committee authorised by the Directors.

105.	Signature of Sealed Instruments

105.1.	Every instrument to which either the common seal of the Company or any official securities seal kept pursuant to the Act shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled in each case by or on behalf of the Directors).

105.2.	For the purposes of this Article 102, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose.

106.	Seal for Use Abroad

The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

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PART XIX - DIVIDENDS AND RESERVES

107.	Declaration of Dividends

Subject to the provisions of the Act the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

108.	Interim and Fixed Dividends

Subject to the provisions of the Act the Directors may from time to time pay to the members interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise howsoever), relating to the application, or the priority of application, of the Company's profits available for distribution or to the declaration, or as the case may be the payment of dividends by the Company and no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

109.	Reserves

The Directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to a reserve may be applied from time to time, at the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may elect to carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

110.	Scrip Dividends

The Directors may, subject to approval by the Company by ordinary resolution (and provided that an adequate number of unissued Ordinary Shares is available for the purpose), prior to or contemporaneously with the announcement of the dividend in question, offer Holders of Ordinary Shares the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case, the following provisions shall apply:

110.1.	Any such resolution of the Company may specify that the said right of election shall apply to a particular dividend or dividends or to all or any dividends falling to be declared or paid during a specified period, provided that such period shall expire no later than fifteen months after the date on which such resolution is passed or on the date of the holding of the next following annual general meeting, whichever is the first to occur, unless previously renewed, varied or revoked by the Company in general meeting.

110.2.	The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient but subject always to the Act the value of the additional Ordinary Shares to be allotted in lieu of any amount of cash dividend shall equal the cash amount of the dividend foregone (disregarding any tax credit attaching to the dividend). The said basis of allotment may, at the absolute discretion of the Directors, be exclusive of any fractional entitlements or, alternatively, may provide for a rounding up to the nearest number of Ordinary Shares, notwithstanding that the value thereof (as determined in accordance with Article 107.3) may be greater than the cash amount of the dividend.

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110.3.	The value of the Ordinary Shares shall be determined by the Directors by reference to the average of the Reference Prices of Ordinary Shares for the five Business Days commencing on the date on which the Ordinary Shares are quoted ex the relevant dividend or, in the event that this shall, in the opinion of the Directors, be impracticable, in such manner as the Directors may determine, taking into account, if appropriate, the price at which any recent dealing in the shares of the Company took place. For the purposes of this Article, the expression “Reference Price” shall mean, in respect of any Business Day on which there shall be a dealing on the Irish Stock Exchange in respect of Ordinary Shares, the closing quotation price in respect of such shares for such Business Day as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto) and, in respect of any Business Day on which there shall be no such dealing, the price which is equal to (x) the mid- point between the high and low market guide prices in respect of such shares for such Business Day as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto), or (y) if there shall be only one such market guide price so published, the market guide price so published.

110.4.	The Directors shall give notice in writing to the Holders of Ordinary Shares of any right of election afforded to them and shall send with or following such notice forms of election and specify the procedure to be followed (including, if so permitted, procedures for the retraction of an election), the place or places at which and the latest dates and times by which duly completed forms of election must be lodged in order to be effective (such dates or times to be different only to the extent that it is necessary to allow for the transmission of information to Dublin or for time differences between different places at which such forms may be lodged). Any such notice may be given prior to the general meeting at which approval for the right of election is to be given and subject to such approval being given. Any election by a member will be binding on every successor in title to the shares in respect of which the election is made. The Directors may also issue forms under which Holders of Ordinary Shares may elect to receive Ordinary Shares instead of cash both in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined) and dividends already declared and resolved.

110.5.	The cash dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on any Ordinary Shares in respect of which the share election has been duly exercised (the “Elected Ordinary Shares”) and in lieu thereof additional Ordinary Shares (but not any fraction of any Ordinary Share) shall be allotted to the holders of the Elected Ordinary Shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or undenominated capital or capital redemption reserve fund) or profit and loss account, whether or not the same is available for distribution as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted and premium (if any) on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the Elected Ordinary Shares on such basis. A resolution of the Directors capitalising any part of the reserves or profits herein before mentioned shall have the same effect as if such capitalisation had been declared by a resolution passed at a general meeting of the Company.

110.6.	The additional Ordinary Shares so allotted will rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards any rights attaching to such Ordinary Shares by reference to a record date prior to the date of allotment.

110.7.	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power for the Directors to make such provisions as they think fit in the case of shares becoming distributable in fractions (including, without limitation, provisions whereby, in whole or in part, the fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned. The Directors may, in their absolute discretion if it shall in their opinion seem expedient, suspend or terminate (whether temporarily or otherwise) such right to elect and may do such acts and things considered necessary or expedient with regard to, or in order to effect, any such suspension or termination.

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110.8.	Notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine, all elections made shall be disregarded. The relevant dividend shall, in any event, be payable wholly in cash if the Ordinary Shares cease to be listed or dealt in on the Stock Exchange at any time prior to the due date of issue of the additional Ordinary Shares or if such listing is suspended and not reinstated at least three Business Days prior to the date immediately preceding the due date of such issue.

110.9.	Notwithstanding anything to the contrary in this Article, the Directors may make such exclusions from any offer of rights of election to Holders of Ordinary Shares as they may think necessary or expedient in the light of any legal, regulatory or practical problems under the laws or regulations of any territory or jurisdiction or the requirements of any regulatory body or stock exchange and may in particular, on any occasion, determine that rights of election shall not be offered to any Holders of Ordinary Shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of rights of election would or might be unlawful and in such event the provisions aforesaid shall be read and construed subject to such determination.

111.	Apportionment of Dividends

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

112.	Deductions from Dividends

The Directors may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him to the Company in respect of that share.

113.	Dividends in Specie

A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof, in order to adjust the rights of all the parties, and may determine that cash payments shall be made to any members upon the footing of the value so fixed and may vest any such specific assets in trustees.

114.	Payment of Dividends and Other Monies

114.1.	Any dividend or other monies payable in cash in respect of any share (whether in Euro or in any other currency) may be paid by cheque or warrant sent by post, at the risk of the Holder or Holders entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. The Directors may also, in circumstances which they consider appropriate, arrange for payment of dividends or any other payments to any particular Holder or Holders by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time and in such event the debiting of the Company's account in respect of the appropriate amount shall be deemed a good discharge of the Company's obligations in respect of any payment made by any such methods.

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114.2.	If payments are to be made by electronic transfer to an account (of a type approved by the Directors) nominated by a Holder or Holders but no such account is nominated by the Holder or Holders, or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company until the Holder or Holders nominates a valid account.

114.3.	An amount credited to an account under Article 111.2 is to be treated as having been paid to the Holder or Holders at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money.Payment by electronic transfer, cheque or warrant, or in any other way, is made at the risk of the person who is entitled to the money. The Company is treated as having paid a dividend if a payment using electronic or other means approved by the Directors is made in accordance with instructions given by the Company or if such a cheque or warrant is cleared. The Company will not be responsible for a payment which is lost or delayed.

114.4.	In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the Holder or Holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend interest or other moneys by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system). Every such payment made by means of the relevant system shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the Holder or Holders.

114.5.	Any dividend or other payment to any particular Holder or Holders may be paid in such currency or currencies, other than Euro, as may from time to time be determined by the Directors and at the sole risk of the person or persons entitled thereto, and any such payment shall be made in accordance with such rules and regulations (including, without limitation, in relation to the conversion rate or rates) as may be determined by the Directors in relation thereto.

114.6.	Any joint Holder or other person jointly entitled to a share as aforesaid may give effectual receipts for any dividend or other monies payable on or in respect of the share.

114.7.	If on at least three consecutive occasions, cheques, warrants, or transfers in respect of payment of dividends or other monies payable on or in respect of any share have been despatched in accordance with the provisions of this Article but have been returned undelivered or left uncashed during the periods for which they were valid, the Company need not thereafter despatch further cheques, warrants or transfers in payment of dividends or other monies payable on or in respect of the share in question until the member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Secretary an address or account details as appropriate for the purpose.

115.	Dividends Not to Bear Interest

No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

116.	Payment to Holders on a Particular Date

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to capitalisations to be effected in pursuance of these Articles (including, without limitation, pursuant to the provisions of Article 107).

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117.	Unclaimed Dividends

Any dividend which has remained unclaimed for twelve years from the date the dividend became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

PART XX - CAPITALISATION OF PROFITS OR RESERVES

118.	Capitalisation of Distributable Profits and Reserves

The Company in general meeting may, upon the recommendation of the Directors, resolve that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve fund, share premium account or undenominated capital) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another provided that in the case of any such capitalisation issue of shares and subject to the Act the amount to be applied on behalf of Holders of partly paid shares may be applied in partly paying up unissued shares to be allotted to such Holders, so however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund, the share premium account or undenominated capital shall be applied shall be those permitted by the Act.

119.	Capitalisation of Non-Distributable Profits and Reserves

The Company in general meeting may, on the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

120.	Implementation of Capitalisation Issues

Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without limitation, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company and/or to or for the benefit of the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

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PART XXI - NOTICES

121.	Notices in Writing

Any notice to be given, served or delivered pursuant to these Articles shall be in writing.

122.	Service of Notices

122.1.	A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

122.1.1.	by handing it to him or his authorised agent;

122.1.2.	by leaving it at his registered address;

122.1.3.	by sending it by post in a pre-paid cover addressed to him at his registered address; or

122.1.4.	by sending it by means of electronic mail or other means of electronic communication approved by the Directors to the address of the member notified to the Company by the member for such purpose; or

122.1.5.	by displaying it on a website (except a share certificate), the address of such shall be notified to the members in writing.

122.2.	Where a notice or document is given, served or delivered pursuant to Article 119.1.1 or 119.1.2, the giving, service or delivery thereof shall be deemed to have been effected at the time it was handed to the member or his authorised agent, or left at his registered address (as the case may be).

122.3.	Where a notice or document is given, served or delivered pursuant to Article 119.1.3, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

122.4.	Where a notice or document is given, served or delivered pursuant to Article 119.1.4, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twelve hours after despatch.

119.4A	If a notice or document (other than a share certificate) is displayed on a website pursuant to Article 119.1.5 it is treated as being delivered when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

122.5.	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to Article 119.1.4, if sent to the address notified to the Company by the member for such purpose notwithstanding that the Company may have notice of the death, incapacity, bankruptcy, liquidation or disability of such member.

122.6.	Without prejudice to the provisions of Article 119.1 and 119.2, if at any time by reason of the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice issued through an RIS and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said notice is issued by such RIS. In any such case, the Company shall put a full copy of the notice of the general meeting on its website and shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety- six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State, or any part thereof which was previously so affected, has again, in the opinion of the Directors, become practical, the Directors shall forthwith send confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

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122.7.	At the option of the Company, and where appropriate means are available, notice may also be served on any particular Holder or Holders by means of facsimile, electronic mail or other such means as may be available.

122.8.	Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

122.9.	The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non- receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

123.	Use of Electronic Communication

123.1.	Notwithstanding any other provision of these Articles, whenever any person (including without limitation the Company, a Director, the Secretary, any officer of the Company, a member or any other person) is required or permitted by these Articles or otherwise to give or receive information in writing, such information may be given or received in electronic form, whether as an electronic communication or otherwise in such manner or form and subject to such restrictions as the Directors shall determine from time to time in their absolute discretion and subject to the following provisions of this Article.

123.2.	Subject to Article 120.3, the manner or form (including any relevant restrictions) of or relating to electronic communication between the Company, the Directors, the Secretary, the officers of the Company, the members or any other person shall be governed by such terms and conditions of electronic communication as may be made by the Directors at any time and from time to time. The Directors may at any time supplement, vary or revoke any such terms and conditions.

123.3.	The Company and its Directors, Secretary or officers shall not be compelled to receive or to send electronic communications or information in electronic form under these Articles or otherwise until such time as the Directors shall have advised (pursuant to any terms and conditions of electronic communication or otherwise) the recipient or giver, as the case may be, in writing of the manner, form and restrictions (if any) by which such information may be sent or received.

123.4.	The terms and conditions of electronic communication issued by the Directors pursuant to this Article may include, without limitation, provisions designed to:

123.4.1.	ensure the security of electronic communication;

123.4.2.	establish and authenticate the identity of the giver or recipient, as the case may be, of the information;

123.4.3.	record the consent of the giver or recipient, as the case may be, of the information by electronic means or in electronic form; and

123.4.4.	prescribe the method of determining the date and time at which any electronic communication is to be treated as sent or received.

123.5.	For the avoidance of doubt, any giver or recipient of information who has notified the Company in writing of his election to give or receive information in electronic form whether as an electronic communication or otherwise may at any time, by notice given in accordance with the terms and conditions of electronic communication issued by the Directors, elect to give or receive the information in any one of the other forms permitted by these Articles.

123.6.	An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

123.7.	Nothing in the preceding provisions of this Article 120 shall affect any requirement of the Act or any other laws that a particular offer, notice or other document be served in any particular manner.

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124.	Service on Joint Holders

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

125.	Service on Transfer or Transmission of Shares

125.1.	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register in respect of the share, has been duly given to a person from whom he derives his title provided that the provisions of this Article shall not apply to any notice served under Article 12 or to any notice served under Article 13 unless, under the provisions of Article 13.2, it is a notice which continues to have effect notwithstanding the registration of a transfer of the shares to which it relates.

125.2.	Without prejudice to the provisions of these Articles allowing a meeting to be convened by notice issued by an RIS, a notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

126.	Signature to Notices

The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

127.	Deemed Receipt of Notices

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company, shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

PART XXII - WINDING UP

128.	Distribution on Winding Up

If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

129.	Distribution in Specie

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as he, with the like sanction determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

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PART XXIII - MISCELLANEOUS

130.	Inspection and Confidentiality

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting and no member (not being a Director) shall be entitled to require discovery of or receive any information concerning any detail of the business, assets, property, trading or customers of the Company or any subsidiary or associated company thereof or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of business by the Company or any subsidiary or associated company thereof and which, in the opinion of the Directors, it would be inexpedient in the interests of the members of the Company to communicate to the public.

131.	Destruction of Records

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

131.1.	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

131.2.	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

131.3.	references herein to the destruction of any document include references to the disposal thereof in any manner.

132.	Untraced Shareholders

132.1.	The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder, or any share to which a person is entitled by transmission, if and provided that:

132.1.1.	for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder, or to the person entitled by transmission to the share, at his address on the Register or otherwise the last known address given by the Holder, or to the person entitled by transmission, to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Holder, or the person entitled by transmission, (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

132.1.2.	the Company has, on or after the expiration of the said period of twelve years, by advertisement in a national newspaper both in the State and in the United Kingdom, and in a newspaper circulating in the area in which the address referred to in Article 129.1.1 is located, given notice of its intention to sell such share;

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132.1.3.	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Holder or person entitled by transmission; and

132.1.4.	the Company has first given notice in writing to the Irish Stock Exchange and the London Stock Exchange of its intention to sell such share.

132.2.	To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

132.3.	The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

132.4.	Where a share, which is to be sold as provided in this Article 129, is held in uncertificated form, the Directors may authorise some person to do all that is necessary under the 1996 Regulations to change such share into certificated form prior to its sale under this Article.

133.	Indemnity

Subject to the provisions of and so far as may be permitted by the Act every Director, managing director, Auditor, Secretary and other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

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